UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2013

Bering Growth Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	000-52348	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Nautilus Global Partners 700 Gemini, Suite 100, Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 281-488-3883

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 3, 2013, Bering Growth Corporation, a Cayman Islands exempted company incorporated with limited liability (the “Company”), Bering Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Viveve, Inc., a Delaware corporation (“Viveve”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, upon the consummation of the merger, Merger Sub will merge with and into Viveve, with Viveve surviving as a wholly-owned subsidiary of the Company (the “Merger”).

As a result of the Merger, each issued and outstanding share of the common stock, par value $0.001, of Viveve (the “Viveve Common Stock”) will be converted into and exchangeable for 0.0241 (subject to adjustment under the terms of the Merger Agreement) (the “Exchange Ratio”) shares of the common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) following the Domestication (defined below). At the closing of the Merger, the Company will assume all of the outstanding convertible debt securities, warrants and outstanding options of Viveve as adjusted by the Exchange Ratio.

The closing of the Merger is subject to a financing contingency and completion of the re-domestication of the Company from the Cayman Islands to Delaware (the “Domestication”). The closing of the Merger is also subject to the approval of the Merger by the holders of a majority of the outstanding shares of Viveve’s capital stock. Prior to the closing of the Merger, the Company’s shareholders must approve the Domestication and the adoption of Viveve’s stock option plan effective upon the closing of the Merger. The Merger Agreement contains customary representations and warranties by the Company, Viveve and Merger Sub. The Merger Agreement may be terminated under certain customary circumstances by the Company or Viveve, including if the closing of the Merger does not occur by July 30, 2013.

Upon the closing of the Merger, the Company’s director and its executive officers will resign from their positions and the directors and officers of Viveve will become the Company’s executive officers and directors.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been provided solely to inform investors of its terms. The Merger Agreement contains representations, warranties and covenants, which were made for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of facts, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may be subject to important qualifications and limitations agreed to by the Company, Viveve and Merger Sub in connection with the negotiated terms or with certain disclosures not reflected in the text of the Merger Agreement, may not be accurate or complete as of any specified date or may be subject to a contractual standard of materiality different from those generally applicable to stockholders of other investors in the Company. The Company’s stockholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts of conditions of the Company, Viveve, Merger Sub or any of their respective subsidiaries or affiliates.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 3, 2013 by and among Viveve, Inc., Bering Growth Corporation and Bering Acquisition Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bering Growth Corporation

Dated: May 9, 2013	By:	/s/ Karl Brenza
Karl Brenza
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 3, 2013 by and among Viveve, Inc., Bering Growth Corporation and Bering Acquisition Corp.